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                                                                      EXHIBIT 99

                               [MASCO LETTERHEAD]

                                  May 14, 2002


Masco Corporation
21001 Van Born Road
Taylor, Michigan  48180

         RE:      MASCO CORPORATION
                  REGISTRATION STATEMENTS ON FORM S-3
                  (REG. NOS. 333-58034 AND 333-73802)

Dear Sirs:

         I have acted as your counsel in connection with the filing of the Registration Statements on Form S-3 (Reg. Nos. 333-58034 and 333-73802) under the Securities Act of 1933, as amended (the "Act"), registering securities of Masco Corporation (the "Company"), including among other securities shares of Common Stock, $1.00 par value (the "Common Stock"), which registration statements have heretofore become effective. Such registration statements as amended and supplemented, including documents incorporated therein by reference, are herein collectively referred to as the "Registration Statements." I have also acted as your counsel in connection with the issuance and sale of 22,000,000 shares of Common Stock (the "Shares") in an underwritten public offering pursuant to an Underwriting Agreement dated as of May 8, 2002 between the Company and the underwriters named therein. The prospectus dated January 8, 2002 and the prospectus supplement dated May 8, 2002 relating to the Shares (the "Prospectus Supplement") in the forms filed with the Commission pursuant to Rule 424 of the Act, including documents incorporated therein by reference, are herein referred to as the "Prospectus."

         I or attorneys under my supervision upon whom I am relying, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records, as I have deemed necessary or advisable for the purpose of this opinion, and I have participated in the preparation of the Registration Statements. Based upon the foregoing, I am of the opinion that:

         (1) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware; and

         (2) The issuance of the Shares has been duly authorized by appropriate corporate action, the Shares have been duly issued and sold as described in the Registration Statements, including the Prospectus and Prospectus Supplement relating to the Shares, and the Shares have been legally issued and are fully paid and non-assessable.


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Masco Corporation
May 14, 2002
Page 2


         I hereby consent to the filing of this opinion as Exhibit 5 to the Company's Current Report on Form 8-K. I also consent to the reference to me under the caption "Legal Opinions" in the Prospectus.

                                                     Very truly yours,


                                                     /s/ John R. Leekley
                                                     -------------------------
                                                     John R. Leekley
                                                     Senior Vice President and
                                                       General Counsel